Exhibit 1.1

1LIFE HEALTHCARE, INC.

[•] Shares of Common Stock

Underwriting Agreement

June [•], 2020

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of 1Life Healthcare, Inc., a Delaware corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of common stock, par value $0.001 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional [•] shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-[•]), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under

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the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June [•], 2020 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] P.M., New York City time, on June [•], 2020.

2. Purchase of the Shares.

(a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[•] (the “Purchase Price”) from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Stockholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

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If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Attorneys-in-Fact (as defined below) and to the Carlyle Selling Stockholder (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein; provided that notice may be given one business day prior to the date and time of delivery in the event the Option Shares are to be delivered and paid for on the Closing Date.

(b) The Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Attorneys-in-Fact or the Carlyle Selling Stockholder, as applicable, to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M. New York City time on June [•] 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Attorneys-in-Fact and the Carlyle Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

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(d) Each of the Company and each Selling Stockholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

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(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(d) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e) Testing-the-Waters Materials. The Company has (i) not alone engaged in any Testing-the-Waters Communications and (ii) not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

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(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and as of the Closing Date and any Additional Closing Date, will comply in all material respects with the Securities Act, and did not as of the applicable effective date and will not as of the Closing Date and any Additional Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(g) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and each of its consolidated entities, consisting of the professional corporations listed on Exhibit B hereto (the Company and such entities, collectively, the “One Medical Entities”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the One Medical Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not

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contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects, the information required to be stated therein; the other financial information of the One Medical Entities included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the One Medical Entities and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the One Medical Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the One Medical Entities, taken as a whole; (ii) none of the One Medical Entities have entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the One Medical Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the One Medical Entities taken as a whole; and (iii) the One Medical Entities have not sustained any loss or interference with its business that is material to the One Medical Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Organization and Good Standing. The One Medical Entities have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management,

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financial position, stockholders’ equity or results of operations or prospects of the One Medical Entities taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not have any subsidiaries; the entities listed on Exhibit B are the only entities consolidated for purposes of the Company’s financial statements prepared under GAAP and for U.S. federal income tax purposes.

(k) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the other One Medical Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any of the other One Medical Entities, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, (i) to the knowledge of the Company, all the outstanding shares of capital stock or other equity interests of each of the One Medical Entities (other than the Company) have been duly and validly authorized and issued and are fully paid and non-assessable, and (ii) each administrative services agreement between the Company and each other One Medical Entity existing as of the date hereof and as of each Closing Date, has been duly authorized, executed and delivered by the Company and is in full force and effect.

(l) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the Company’s stock-based compensation plans (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects, in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of any exchange on which Company securities may be traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the One Medical Entities or their results of operations or prospects.

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(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. None of the One Medical Entities is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any One Medical Entity is a party or by which any One Medical Entity is bound or to which any property or asset of any One Medical Entity is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over any One Medical Entity, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any One Medical Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any One Medical Entity is a party or by which any One Medical Entity is bound or to which any property, right or asset of any One Medical Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any One Medical Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any One Medical Entity is or, to the knowledge of the Company, may be expected to be a party or to which any property of any One Medical Entity is or, to the knowledge of the Company, may be the subject that, individually or in the aggregate, if determined adversely to the One Medical Entities, could reasonably be expected to have a Material Adverse Effect; no such Actions are overtly threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated entities, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The One Medical Entities have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the One Medical Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the One Medical Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the One Medical Entities own or possess adequate, valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how (including trade

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secrets, data and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, proprietary or confidential information and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in, or necessary for, the conduct of their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the One Medical Entities’ conduct of their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus has not infringed, misappropriated or otherwise violated any Intellectual Property of any person; (iii) there is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, any One Medical Entity (A) based upon, or challenging or seeking to deny or restrict, any rights of any One Medical Entity in any Intellectual Property owned by or licensed to any One Medical Entity, (B) challenging the ownership, validity, enforceability or scope of any Intellectual Property owned or controlled by any One Medical Entity, or (C) alleging that any One Medical Entity has infringed, misappropriated or otherwise violated any Intellectual Property of any person; and (iv) to the knowledge of the Company, the Intellectual Property of the One Medical Entities has not been infringed, misappropriated or otherwise violated by any person; (v) none of the Intellectual Property owned or controlled by any One Medical Entity has been adjudged invalid or unenforceable and, to the knowledge of the Company, all Intellectual Property owned or controlled by the One Medical Entities is valid and enforceable; and (vi) the One Medical Entities have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the One Medical Entities the value of which to the One Medical Entities is contingent upon maintaining the confidentiality thereof, and, to the knowledge of the Company, no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company, all of whom are bound by written confidentiality agreements.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the One Medical Entities, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of any One Medical Entity, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The One Medical Entities have paid all federal, state, local and foreign taxes, except for any tax that is being contested in good faith and for which reserves, to the extent required by GAAP, have been created in the financial statements of the One Medical Entities, and filed all tax returns required to be paid or filed through the date hereof, except for any failure to pay or file that would not individually or in the

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aggregate reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the One Medical Entities or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. Each One Medical Entity possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the One Medical Entities has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of any One Medical Entity exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the One Medical Entities’ principal suppliers or contractors or, solely with respect to the Company, its customers, except as would not reasonably be expected to have a Material Adverse Effect. None of the One Medical Entities has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb) Certain Environmental Matters. (i) The One Medical Entities (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the One Medical Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

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Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending or, to the Company’s knowledge, contemplated, against any One Medical Entity under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the One Medical Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the One Medical Entities, and (z) none of the One Medical Entities anticipate material capital expenditures relating to any Environmental Laws.

(cc) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the One Medical Entities (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions any of the One Medical Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any One Medical Entity, or at, on, under or from any other property or facility, in material violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any material liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section

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302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (viii) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year, or (B) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the One Medical Entities compared to the amount of such obligations in the Company’s most recently completed fiscal year, other than, with respect to clause (viii)(A) and (B) hereof, as a result of a change by the Internal Revenue Service to the mortality tables prescribed under Section 430(h)(3) of the Code; except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Disclosure Controls. The Company and each of the other One Medical Entities together maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ff) Accounting Controls. The Company and each of the other One Medical Entities together maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of the other One Medical Entities together maintain internal accounting controls sufficient to provide reasonable assurance that (i)

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transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material weaknesses in the Company’s or other One Medical Entities’ internal controls, taken together, have been identified. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company’s management that have adversely affected or are reasonably likely to adversely affect the Company’s or other One Medical Entities’ ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or other One Medical Entities’ internal controls over financial reporting.

(gg) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Insurance. The One Medical Entities have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the One Medical Entities and their respective businesses; and none of the One Medical Entities has (i) received actual notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(ii) Cybersecurity. The One Medical Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including all data of their respective employees, vendors, customers, members and any other third party data maintained by or on behalf of the One Medical Entities) (collectively, “IT Systems”) are in the Company’s reasonable belief,

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adequate for, and operate and perform as required in connection with the operation of the business of the One Medical Entities, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants except as would not reasonably be expected to have a Material Adverse Effect. The One Medical Entities have implemented and maintained all commercially reasonable controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) collected, used or otherwise processed in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except as would not be expected to have a Material Adverse Effect.

(jj) Privacy. (i) The One Medical Entities have complied with all internal and external privacy policies, contractual obligations, industry standards and applicable state and federal laws (including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act and the California Consumer Privacy Act), statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case regarding the security of IT Systems and regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by any One Medical Entity of Personal Data (“Data Security Obligations”), except in each case where the failure to comply would not reasonably be expected to have Material Adverse Effect; (ii) none of the One Medical Entities have received any notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation, except as would not be expected to have a Material Adverse Effect and (iii) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation. To the knowledge of the Company, there has been no unauthorized access to such Personal Data, except as would not reasonably be expected to have a Material Adverse Effect. The One Medical Entities have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and no such disclosures have been inaccurate or in violation of any applicable laws or regulatory rules and requirements, except in each such case as would not reasonably be expected to have a Material Adverse Effect. The One Medical Entities have taken all actions reasonably necessary to comply with all applicable state and federal laws and regulations with respect to Personal Data that have been announced as of the date hereof, for which any noncompliance would be reasonably likely to have a Material Adverse Effect.

(kk) Software. (i) The One Medical Entities use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms

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applicable to such Open Source Software; and (ii) none of the One Medical Entities uses or distributes or have used or distributed any Open Source Software in any manner that, to the knowledge of the Company, requires or has required (A) any One Medical Entity to permit reverse engineering of any software code or other technology owned by a One Medical Entity or (B) any software code or other technology owned by a One Medical Entity to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(ll) No Unlawful Payments. None of the One Medical Entities nor any director or officer of the Company nor, to the knowledge of the Company, any officer of any One Medical Entity (other than the Company), employee of any One Medical Entity, or any agent, affiliate or other person associated with or acting on behalf of a One Medical Entity has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the One Medical Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any One Medical Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any One Medical Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(nn) No Conflicts with Sanctions Laws. None of the One Medical Entities or their respective directors or officers, or, to the knowledge of the Company, any employee, agent, controlled affiliate or other person associated with or acting on behalf of any One Medical Entity is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is any One Medical Entity located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, none of the One Medical Entities has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) No Restrictions on Transfers. None of the One Medical Entities (other than the Company) are currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from making any payments to the Company under its contractual obligations, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s properties or assets to the Company or any other consolidated variable interest entity of the Company.

(pp) No Broker’s Fees. None of the One Medical Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) No Registration Rights. No person has the right to require the Company or any of the other One Medical Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except as has been waived or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(rr) No Stabilization. Without giving effect to any of the activities of the Underwriters, none of the One Medical Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(tt) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ww) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the One Medical Entities that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(xx) Healthcare Laws. To the knowledge of the Company, there are no state or federal healthcare laws which are applicable to the One Medical Entities which as of this date are material to the businesses of the One Medical Entities which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the knowledge of the Company, none of the One Medical Entities have received any written notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, the Company or any of the its affiliated professional entities under any Healthcare Laws, except as would not reasonably be expected to have a Material Adverse Effect.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. Except (i) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Nasdaq Global Select Market (the “Nasdaq”) in connection with the purchase and distribution of the Shares by the Underwriters and (ii) as would not impair in any material respect the ability of any such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement [and, if such Selling Stockholder is listed on Schedule 3 hereto, the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”)], and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement [and, if such Selling Stockholder is listed on Schedule 3 hereto, the Power of Attorney and the Custody Agreement] and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement [and, if such Selling Stockholder is listed on Schedule 3 hereto, the Power of Attorney and the Custody Agreement have each][has] been duly authorized, executed and delivered by such Selling Stockholder.

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(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement [and, if such Selling Stockholder is listed on Schedule 3 hereto, the Power of Attorney and the Custody Agreement], the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement and, if such Selling Stockholder is listed on Schedule 2 hereto, the Power of Attorney and Custody Agreement.

(c) Title to Shares. Such Selling Stockholder has good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the UCC) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement [and, if such Selling Stockholder is listed on Schedule 3 hereto, the Power of Attorney and Custody Agreement], delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Representatives (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Representatives will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of such Shares and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Representatives with respect to such

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security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC) and (z) appropriate entries to the securities accounts (within the meaning of Section 8-501 of the UCC) of the Representatives on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(e) apply only to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by a Selling Stockholder expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by each Selling Stockholder consists of (A) the legal name and address of such Selling Stockholder set forth in the footnote relating to such Selling Stockholder under the caption “Principal and Selling Stockholders” and (B) the number of shares of common stock owned by such Selling Stockholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the

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Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(g) apply only to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(h) Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(i) ERISA. Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(j) [Custody Agreements. Each of the Selling Stockholders listed on Schedule 3 hereto represents and warrants that certificates in negotiable form and/or book-entry entitlements representing all of the Shares to be sold by such Selling Stockholders hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 2 hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders in accordance with the terms of the Custody Agreements, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.]

(k) [Irrevocability; Survival. Each of the Selling Stockholders listed on Schedule 3 hereto specifically agrees that the Shares represented by the certificates and/or book-entry entitlements held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders listed on Schedule 3 hereto specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated,

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or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.]

[(l) Stamp Taxes. Each of the Selling Stockholders listed on Schedule 3 hereto and organized in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) specifically agrees that no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Cayman Islands, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement[, the Power of Attorney and the Custody Agreement], (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.]

[(m) Enforcement of Foreign Judgments. Each Non-U.S. Selling Stockholder specifically agrees that any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Stockholder based upon this Agreement[, the Power of Attorney and the Custody Agreement] would be declared enforceable against the Company by the courts of the Cayman Islands without reconsideration or reexamination of the merits.]

[(n) Valid Choice of Law. Each Non-U.S. Selling Stockholder specifically agrees that the choice of laws of the State of New York as the governing law of this Agreement[, the Power of Attorney and the Custody Agreement] is a valid choice of law under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands. The Selling Stockholder has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.]

[(o) Indemnification and Contribution. Each Non-U.S. Selling Stockholder specifically agrees that the indemnification and contribution provisions set forth in Section 9 hereof do not contravene Cayman Island law or public policy.]

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5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, if requested and without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request; provided that the Company will be deemed to have furnished such copies to the Representatives to the extent they are filed on EDGAR. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (which may be delivered by electronic mail) (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, as soon as reasonably practicable after the Company gains knowledge thereof; (vi)

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of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus for suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

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(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent such statements are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(h) Clear Market. For a period of 90 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, (other than filings on Form S-8 relating to the Company’s Stock Plans as currently in effect or as may be in effect upon the Closing Date) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any options, restricted stock awards, restricted stock units or other equity awards granted under Stock Plans of the Company, or pursuant to individual agreements between the Company and certain members of its management, in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) any shares of Stock of the Company or other securities convertible into or exercisable or exchangeable for shares of Stock of the Company issued upon (i) the conversion of securities outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) the exercise or settlement of options or other equity awards granted under Stock Plans of the Company, or pursuant to individual agreements between the Company and certain members of its management, in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and (D) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock in an aggregate amount not to exceed 5% of the Company’s Common Stock outstanding on the date hereof or the

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agreement to issue (and announcement thereof) any amount of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, in either case in connection with mergers, acquisitions or strategic transactions with an unaffiliated third party (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements and intellectual property license agreements); provided that in the case of clauses (B), (C) and (D) above, the recipients of such securities shall execute and deliver (if a lock-up agreement has not previously been delivered by such recipient) a lock-up agreement in substantially the form of Exhibit A hereto for the remainder of the Restricted Period.

(i) No Stabilization. None of the One Medical Entities will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the Nasdaq.

(k) Reports. Until the third anniversary of the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally covenants and agrees with each Underwriter that:

(a) No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or W-8, as appropriate (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

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(c) Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(d) Certification of Beneficial Ownership. Each Selling Stockholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

7. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

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8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief executive officer, chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as

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the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Certificate of Chief Financial Officer. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Cooley LLP, counsel for the Company shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Counsel for the Carlyle Selling Stockholder. Latham and Watkins LLP, counsel for Carlyle Partners VII Holdings, L.P. (the “Carlyle Selling Stockholder”), shall have furnished to the Representatives, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives.

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(i) Opinion of Counsel for the Other Selling Stockholders. Shearman and Sterling LLP, counsel for each of the Selling Stockholders listed on Schedule 2 hereto, other than the Carlyle Selling Stockholder, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j) Local Counsel Opinion for the Other Selling Stockholders. [Maples and Calder], counsel for certain of the Selling Stockholders listed on Schedule 2 hereto, other than the Carlyle Selling Stockholder, shall have furnished to the Representatives, at the request of the Company, their written opinion as to certain matters of Cayman law, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion of Regulatory Counsel for the Company. Ropes & Gray LLP, regulatory counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(m) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares.

(n) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company in its jurisdictions of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

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(p) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the officers and directors of the Company and the Selling Stockholders, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below or (ii) the Selling Stockholder Information.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the

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indemnity set forth in paragraph (a) above, but only with respect to, in each case, any such losses, claims, damages or liabilities (including reasonable and documented legal fees and other expenses reasonably incurred and documented in connection with any suit, action or proceeding or claim asserted) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. Each Selling Stockholder shall not be liable under the indemnity agreement contained in this paragraph and the contribution provisions of this Section 9 in excess of an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Shares sold by such Selling Stockholder pursuant to this Agreement (the “Selling Stockholder Proceeds”).

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including reasonable and documented legal fees and other expenses reasonably incurred and documented in connection with any suit, action or proceeding or claim asserted) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [third paragraph under the caption “Underwriting”, the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” relating to distributions, price stabilization, short positions and penalty bids (such information, the “Underwriter Information”)].

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the

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preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Selling Stockholder shall not be liable under the contribution agreement contained in this paragraph and the indemnification provisions of this Section 9 in excess of such Selling Stockholder’s Selling Stockholder Proceeds.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint. For the avoidance of doubt, the aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall not exceed such Selling Stockholder’s respective portion of the Selling Stockholder Proceeds.

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(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, on or prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

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(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Selling Stockholders, except that the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13(a) hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Stockholders, severally and not jointly, will pay or cause to be paid (pro rata in accordance with the number of Underwritten Shares that each Selling Stockholder proposes to sell to the Underwriters as set forth on Schedule 2), all costs and expenses incident to the performance of their and the Company’s obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, the Company’s independent accountants and counsel for the Selling Stockholders; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent, Custodian and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided that the aggregate amount payable by

37.

the Selling Stockholders pursuant to clauses (iv) and (vii) shall not exceed $40,000; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters (other than by reason of a default by any Underwriter) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to Section 12), the Selling Stockholders, severally and not jointly (pro rata in accordance with the number of Underwritten Shares that each Selling Stockholder proposes to sell to the Underwriters as set forth on Schedule 2), agree to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

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17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company and the Selling Stockholder listed on Schedule 2 hereto shall be given to it at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111, Attn: General Counsel, email: notices@onemedical.com. Notices to the Carlyle Selling Stockholder shall be given to it at The Carlyle Group, 520 Madison Avenue, New York, New York 10022, Attn: General Counsel.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company and the Selling Stockholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and each Selling Stockholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each Selling Stockholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. Each Non-U.S. Selling Stockholder irrevocably appoints [•], located at [•], as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Stockholder, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company and such Selling Stockholder in any such suit or proceeding. Each of the Company and the Selling Stockholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Stockholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

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(d) Judgment Currency. Each Non-U.S. Selling Stockholder agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of such Non-U.S. Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity. To the extent that any Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, such Non-U.S. Selling Stockholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

41.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, 1LIFE HEALTHCARE, INC.

By:
Name:
Title:

CARLYLE PARTNERS VII HOLDINGS, L.P.

By:
Name:
Title:

[THE OTHER SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 HERETO, ACTING SEVERALLY

By:
Name:
Title: Attorney-in-Fact

By:
Name:
Title: Attorney-in-Fact]

[Signature page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC

Each for itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Authorized Signatory
Name:
Title:

[Signature page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	[	•]
Morgan Stanley & Co. LLC	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]
[•]	[	•]

Total	7,000,000

Schedule 2

Selling Stockholder	Number of Underwritten Shares:		Number of Option Shares:
Carlyle Partners VII Holdings, L.P.	[	•]	[	•]
Maverick Fund, L.D.C,*	[	•]	[	•]
Maverick Holdings L, LLC	[	•]	[	•]
Maverick Fund USA, Ltd.	[	•]	[	•]

Total	7,000,000		1,050,000

* Organized under the laws of the Cayman Islands.

[Schedule 3

Selling Stockholders Executing Power of Attorney and Custody Agreement
[•]
[•]
[•]

]

Annex A

a.	Pricing Disclosure Package

[None.]

b.	Pricing Information Provided Orally by Underwriters

Underwritten Shares: [•] shares

Option Shares: [•] shares

Public Offering Price Per Share: $[•]

Annex B

1Life Healthcare, Inc.

Pricing Term Sheet

[None.]

Exhibit A

FORM OF LOCK-UP AGREEMENT

                    , 2020

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re:	1Life Healthcare, Inc. —- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with 1Life Healthcare, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders named in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of common stock (the “Common Stock”), $0.001 per share par value, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Representatives”) on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”) during the period beginning on the date of this Letter Agreement and ending at the close of business 90 days after the date of the prospectus relating to the Public Offering (the

“Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or any other Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestacy,

(iii) to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv)(1) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (2) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned; or (3) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership),

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to members, stockholders, partners or equityholders of the undersigned or its affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned),

(vii) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final court order,

(viii) to the Company from an employee, independent contractor or service provider of the Company upon death, disability, termination of employment or cessation of services, in each case, of such employee, independent contractor or service provider,

(ix) in connection with a sale of the undersigned’s shares of Lock-Up Securities acquired in (1) the Public Offering or (2) open market transactions after the closing of the Public Offering,

(x) to the Company (1) in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, or (2) in connection with the conversion of any convertible preferred stock into shares of Common Stock, provided that any such shares of Common Stock received upon such exercise, vesting, settlement or conversion shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights described under subclause (1) above are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement,

(xii) in connection with sales of Common Stock made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) that has been entered into by the undersigned prior to the date of this Letter Agreement, or

[(xiii) in any other transfer of Common Stock by the undersigned, provided that the aggregate number shares of Common Stock transferred by the undersigned pursuant to this clause (xiii) does not exceed 100,000 shares Common Stock,] [or]

[(xiv) pursuant to any succession or similar arrangements entered into with the Company and affiliated professional corporations under which the Company may direct the transfer of Lock-Up Securities held by the undersigned to a transferee designated by the Company;]

provided that,

(A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) or (xiv), each donee, devisee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in substantially the form of this Letter Agreement,

(B) in the case of any transfer or distribution pursuant to clause (a)(i), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall clearly indicate therein the nature and conditions of such transfer),

(C) in the case of any transfer or distribution pursuant to clause (a)(ii), (x), (xii), (xiii) [or (xiv)], it shall be a condition to such transfer or distribution that any required filing under Section 16 or Section 13 of the Exchange Act, or other required public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer,

(D) in the case of clause (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer shall not involve a disposition for value, and

(E) clause (A)(ix)(1) above shall not apply if the undersigned is an executive officer or director of the Company;

(b) enter into or establish [trading plans that comply with Rule 10b5-1 under the Exchange Act][10b5-1 Trading Plans under the Exchange Act] for the transfer of Lock-Up Securities, if then permitted by the Company; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily during the Restricted Period in connection with establishment of such trading plan;

(c) receive from the Company shares of Common Stock in connection with the exercise of options or other rights granted under a stock incentive plan or other equity award plan or program or pursuant to an individual award agreement between the Company and the undersigned, which plan, program or agreement is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that (1) the shares of Common Stock received by the undersigned shall be subject to the provisions of this Letter Agreement and (2) no public announcement or filing relating to such receipt or transfer shall be required or voluntarily made by or on behalf of the undersigned except for reports required to be filed under Section 16 of the Exchange Act, which report shall include a statement to the effect that (x) the filing relates to the circumstances described in this clause (c), (y) no shares of Common Stock were sold or transferred for value by the reporting person following such receipt and (z) the shares of Common Stock received by the undersigned upon exercise or settlement of the option or other right are subject to this Letter Agreement for the duration of the Restricted Period; and

(d) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective by July 28, 2020, (ii) the Company shall advise the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (iii) the Registration Statement is withdrawn prior to the execution of the Underwriting Agreement, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then upon the earliest to occur of any of clauses (i) through (iv) above, the undersigned shall automatically, and without any action on the part of any party, be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows.]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Email Address: ______________________________	Email Address: ______________________________

Address:	Address:

Exhibit B

One Medical Professional Corporations

One Medical Group, Inc. (California)

One Medical of NY, P.C. (New York)

One Medical Group, P.C. (District of Columbia)

One Medical Labs, Inc. (California)

One Medical Group, P.C. (Massachusetts)

One Medical Group, P.C. (Virginia)

One Medical Group of Texas, P.A. (Texas)

OM Services PA (Florida)